Exhibit 10.45.1

AMENDMENT NO. 1 TO THE LEASE

     THIS IS AN AMENDMENT made this 16th day of February, 2005, by and between PAINTERS’ CROSSING TWO ASSOCIATES, L. P. (“Landlord”) and ENDO PHARMACEUTICALS INC. (“Tenant”).

W I T N E S S E T H:

     WHEREAS, the parties entered into a Lease Agreement dated November 13, 2003, (“Lease”) for approximately 64,424+/- square feet of space in a Building to be constructed and to be known as the Painters’ Crossing Two Building (“Building”) in an area previously designated as Painters’ Crossing Office Campus, Chadds Ford Township, Delaware County, Commonwealth of Pennsylvania; and

     WHEREAS, subject to the terms and conditions of the Lease and the terms and conditions set forth herein, the parties wish to amend the Lease to establish the actual Commencement Date as required by paragraph 2 of the Lease, to acknowledge Substantial Completion of the Demised Premises, and to provide for circumstances not previously contemplated.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, agree as follows:

     1. The parties agree that paragraph 2 of the Lease; entitled “Term” shall be amended by adding at the end thereof the following subparagraph:

          “(e) Subsequent to substantial construction of the Building, it is agreed that:

          (i) The Building has been substantially completed on January 14, 2005.

          (ii) Landlord delivered possession of the Building to Tenant on January 17, 2005. Utilities to the Building have been separately metered for Tenant’s use. Tenant agrees it shall be responsible for arranging with utilities for service(s) in its own name. Tenant shall also obtain insurance required under paragraphs 19(b) and (c) of the Lease and to supply Landlord with the Certificate of Insurance demonstrating such coverage prior to moving-in and/or occupying the Building.

          (iii) The commencement date of the Lease is February 1, 2005 and the expiration date of said Lease shall be January 31, 2015. Rent shall be payable commencing February 1, 2005 in accordance with the terms of the Lease.

          (iv) Tenant has submitted to Landlord a Punch-List of items needed to be completed by Landlord, to which Punch-List Landlord has agreed and which Punch-List is attached hereto as Exhibit “A”. Tenant shall permit Landlord’s employees and contractor’s access to the Demised Premises for the purpose of completing such Punch-List items. Tenant agrees it shall not unreasonably interfere with said employees and contractors in the completion of said Punch-List items and Landlord agrees that its employees and contractors shall not unreasonably interfere with the operation(s) of Tenant.

     2. Landscaping Plan. At Tenant’s request, Landlord has not completed the landscaping pursuant to the landscaping plan approved by Chadds Ford Township. Tenant wishes to implement its own landscaping plan, which plan must be approved by the Township. Landlord has provided Tenant with an allowance equal to $123,000.00 for the completion of the landscaping plan, a building monument sign, and the potential irrigation system for the front lawn area of the building. Tenant has agreed to assume the liability for the installation of said landscaping and building monument sign, however, it may use the allowance for the irrigation system for whatever purpose it may choose.

          Prior to submitting its revised landscaping plan to the Township for approval, Tenant shall submit it to Landlord for its review and approval, which approval shall not be unreasonably withheld. Landlord’s approval shall not indicate the proposed plan complies with all Township ordinances and other applicable laws. If said plan requires variance(s) or other special action by the Township, it shall be Tenant’s obligation(s), at its expense, to obtain the same.

          Landlord agrees to cooperate with Tenant in the submission of the landscaping plan to the Township for approval, including any requests for variance(s). If Landlord is required to retain legal counsel for the purpose of appearing before the Board of Supervisors, the Zoning Hearing Board or any court on appeal, Tenant agrees to reimburse Landlord all reasonable, documented legal fees, engineering costs or other expenses incurred by Landlord as a part of its participation with Tenant in obtaining approval of the amended landscaping plan.

          Tenant further agrees to complete all of the landscaping as set forth in the amended landscaping plan as approved by the Township in a timely manner at its cost and expense, as permitted by weather conditions.

          In the event that Chadds Ford Township demands that the already-approved landscaping be installed by the Landlord in the spring, or at any other time prior to approval of the revised landscaping plan, Landlord may proceed to install same, at Tenant’s expense, and Tenant shall cooperate with Landlord’s efforts to do so. Thereafter, Tenant may obtain approval and install its revised landscaping plan.

     3. Lease Ratified. Except as herein provided, all other terms and conditions of the Lease are hereby ratified and remain in full force and effect. To the extent, if any, that the terms of the Lease conflict with any of the modifications set forth herein, the modifications set forth herein shall control.

SIGNATURES NEXT PAGE

AMENDMENT NO. 1 TO THE LEASE

     IN WITNESS WHEREOF, the parties have hereunto duly executed this Amendment to Lease the day and year first above written.

SEALED AND DELIVERED IN THE PRESENCE OF:	LANDLORD:
PAINTERS’ CROSSING TWO ASSOCIATES, L.P.
ATTEST:	By: Henderson P.O.C. Two, Inc., General Partner

/s/ John B. Condon	BY: /s/ Patrick G. Tomlinson
John B. Condon, Treasurer	Patrick G. Tomlinson, Vice-President

TENANT:
ATTEST:	ENDO PHARMACEUTICALS INC.

/s/ Caroline B. Manogue	BY: /s/Colleen A. Pero
Name: Caroline B. Manogue	Name: Colleen A. Pero
Title: Secretary	Title: Senior Vice President, Corporate Services

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